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                                 EXHIBIT 99.1


CELANESE STOCK PURCHASE PLAN FOR HOURLY EMPLOYEES OF CELANESE ACETATE LLC

The Board of Management of Celanese AG has approved a share plan for all hourly employees of Celanese Acetate LLC. The Celanese Stock Purchase Plan (SPP) supports a stock purchase by such employees with a grant by the company. Through buying shares, such employees become shareholders and owners of the company. This links the mutual interest of such employees and stockholders to the goals and success of the company.

ELIGIBILITY FOR THE SPP

All active hourly employees of Celanese Acetate LLC as of March 23, 2001 are eligible for the SPP.

Participation in the SPP is voluntary.

REQUIRED INVESTMENT/REIMBURSEMENT

The Plan begins on January 22, 2001. Every eligible employee who purchases shares in the amount of $100, $500, $1,000 or $2,000 (or the dollar amount of full shares closest to these amounts without going over) will get a partial reimbursement based on 35% of the invested amount from the company.

For Example:

- An investment of $100 will be reimbursed with a payment of $35.

- An investment of $500 will be reimbursed with a payment of $175.

- An investment of $1,000 will be reimbursed with a payment of $350.

- An investment of $2,000 will be reimbursed with a payment of $700.

While you can invest higher amounts, these will not count for purposes of the SPP.

Your Human Resources Department will explain further on how this reimbursement will be made.

HOW TO PURCHASE SHARES

The Celanese AG (CAG) shares can be purchased during the period beginning January 22, 2001 and ending March 23, 2001. You may purchase your shares through a stockbroker of your choice.

In an effort to assist employees in making the investment in Celanese stock, we have arranged to have a broker from Morgan Stanley Dean Witter available at Rock Hill, SC and Narrows, VA sites to accept transactions from employees.

In addition, the company will pay the transaction fee charged by the broker for employees making the investment.
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PURCHASING SHARES THROUGH AN OPTION OF PAYROLL DEDUCTION

An option that will be available for the employee is for the company to advance the money needed to purchase the stock and then recover the advance through payroll deduction over a 30-week period. Of course, if an employee does not wish to exercise this option, the employee may purchase their shares outright.

Your Human Resources Department will explain further information on how this payroll deduction will be made.

INFORMATION ABOUT THE REIMBURSEMENT

A reimbursement will be paid to every employee who is eligible to participate in the Plan and who furnishes proof to their local Human Resources Department that they have made the required investment. Proof must be submitted by completing the attached participation form and sending it to your HR Department no later than April 2, 2001. You must include a statement (receipt) that clearly indicates the date and the amount of purchase.

Taxes and other required deductions will be withheld from the reimbursement.

ADDITIONAL REQUIREMENTS

The shares purchased for the SPP must be held at least until March 23, 2002 (the "holding period"). The employee may be required to furnish proof of continued ownership whenever requested. If this requirement is not met, the company has the right to reclaim the reimbursement payment.

THE SCHEDULE

Here are all the dates at a glance:

January 22, 2001  -   Start of the SPP

                         Employees purchase Celanese AG shares

March 23, 2001    -   Deadline for participation

April/May 2001    -   Payment of reimbursement

March 23, 2002    -   Last day of holding period
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ADVANTAGES OF THE SPP

You have an opportunity to participate in a value enhancement of the Celanese AG shares. Also, if you buy Celanese AG shares in an amount equal to the required investment, you will receive a company payment of 35% of your investment.

If you choose to sell your shares after the expiration of the holding period, you could realize a profit if the share price exceeds the initial share price. In addition, this plan allows you to become a shareholder of the company.

MORE INFORMATION

If you have any questions, please contact your HR Department.



Attachment:  Form: Declaration to Participate



THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THE PROSPECTUS IS APPLICABLE TO THE PURCHASE OF CELANESE AG ORDINARY SHARES BY THE HOURLY EMPLOYEES OF CELANESE ACETATE LLC PURSUANT TO THE CELANESE STOCK PURCHASE PLAN FOR HOURLY EMPLOYEES OF CELANESE ACETATE LLC. A TOTAL OF 50,000 ORDINARY SHARES OF CELANESE AG HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

JANUARY 19, 2001
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          CELANESE STOCK PURCHASE PLAN 2000 FOR HOURLY EMPLOYEES OF
                             CELANESE ACETATE LLC

                           DECLARATION TO PARTICIPATE



RETURN THIS FORM TO YOUR LOCAL HR DEPARTMENT



Last name, first name:__________________________________________________________

Company: _______________________________________________________________________

Social security number: ________________________________________________________



Declaration to participate:

I hereby declare my participation in the Celanese Stock Purchase Plan. I have chosen the following investment alternative:

/ /   $100 or the dollar amount closest to this based on whole shares

/ /   $500 or the dollar amount closest to this based on whole shares

/ /   $1,000 or the dollar amount closest to this based on whole shares

/ /   $2,000 or the dollar amount closest to this based on whole shares

I will forward a receipt for the stock purchase before April 2, 2001. I will receive the company reimbursement less appropriate taxes and other deductions.

I hereby declare that I will retain the Celanese AG shares I acquired until the expiration of the agreed holding period on March 23, 2002. I will provide confirmation of this continued stock ownership whenever it is requested. I am aware that the company may reclaim the grant in the event I do not observe the holding period.


                                                    -----------------------

                                                       Attach proof here
------------------------------------------
Date, signature
                                                    -----------------------



FINAL DATE FOR ACCEPTANCE: APRIL 2, 2001
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                                                         [CELANESE ACETATE LOGO]



                          CELANESE STOCK PURCHASE PLAN
                                      FOR
                    HOURLY EMPLOYEES OF CELANESE ACETATE LLC


THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THE PROSPECTUS IS APPLICABLE TO THE PURCHASE OF CELANESE AG ORDINARY SHARES BY THE HOURLY EMPLOYEES OF CELANESE ACETATE LLC PURSUANT TO THE CELANESE STOCK PURCHASE PLAN FOR HOURLY EMPLOYEES OF CELANESE ACETATE LLC. A TOTAL OF 50,000 ORDINARY SHARES OF CELANESE AG HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


JANUARY 19, 2001


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                                                         [CELANESE ACETATE LOGO]



                         MAKING THE REQUIRED INVESTMENT


-        THE EMPLOYEE SHARE PLAN BEGINS ON JAN. 22, 2001.

- YOU MUST PURCHASE SHARES IN THE AMOUNT OF $100, $500, $1,000, $2,000 OR THE CLOSEST DOLLAR AMOUNT TO THESE AMOUNTS WITHOUT GOING OVER TO BE ELIGIBLE FOR THE COMPANY REIMBURSEMENT.



                                                                 [CELANESE LOGO]
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                                                         [CELANESE ACETATE LOGO]


                         MAKING THE REQUIRED INVESTMENT

Example I: Employee selects to make a $100 purchase of shares and the stock price at transaction is $19 a share

Shares are only purchased in full shares, not fractions.

         $100 would buy 5.26 shares ($100 divided by $19 = 5.26 shares)

         5.26 shares would be 5 full shares of stock

         BASED ON THE PLAN, EMPLOYEE WOULD NEED TO INVEST $95

                  (5 SHARES X $19 = $95)

         EMPLOYEE WOULD THEN RECEIVE 5 SHARES OF CELANESE STOCK



                                                                 [CELANESE LOGO]
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                                                         [CELANESE ACETATE LOGO]


                      MAKING THE REQUIRED INVESTMENT

Example II: Employee selects to make a $100 purchase of shares and the stock price at transaction is $15 a share

Shares are only purchased in full shares, not fractions.

         $100 would buy 6.66 shares ($100 divided by $15 = 6.66 shares)

         6.66 shares would be 6 full shares of stock

         BASED ON THE PLAN, EMPLOYEE WOULD NEED TO INVEST $90

                  (6 SHARES X $15 = $90)

         EMPLOYEE WOULD THEN RECEIVE 6 SHARES OF CELANESE STOCK



                                                                 [CELANESE LOGO]
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                                                         [CELANESE ACETATE LOGO]




                         MAKING THE REQUIRED INVESTMENT

Example II: Employee selects to make a $2000 purchase of shares and the stock price at transaction is $18 a share

Shares are only purchased in full shares, not fractions.

         $2000 would buy 111.11 shares ($2000 divided by $18 = 111.11 shares)

         111.11 shares would be 111 full shares of stock

         BASED ON THE PLAN, EMPLOYEE WOULD NEED TO INVEST $1998

                  (111 SHARES X $18 = $1998)

         EMPLOYEE WOULD THEN RECEIVE 111 SHARES OF CELANESE STOCK



                                                                 [CELANESE LOGO]
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                                                         [CELANESE ACETATE LOGO]





                                 REIMBURSEMENTS

- EMPLOYEES WHO ARE ELIGIBLE TO PARTICIPATE AND WHO FURNISHES PROOF TO THEIR LOCAL HUMAN RESOURCES DEPARTMENT BY APRIL 2, 2001 THAT THEY HAVE MADE THE INVESTMENT WILL RECEIVE A REIMBURSEMENT.



- PROOF IS A STATEMENT (RECEIPT) THAT SHOWS THE DATE AND AMOUNT OF YOUR PURCHASE. THE BROKER THAT MAKES THE PURCHASE SHOULD PROVIDE THIS STATEMENT TO YOU.



- EMPLOYEES MAKING A PURCHASE UNDER THESE GUIDELINES WILL RECEIVE A REIMBURSEMENT FROM THE COMPANY IN THE AMOUNT OF 35% OF THE INVESTMENT MINUS TAXES.



                                                                 [CELANESE LOGO]
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                                                         [CELANESE ACETATE LOGO]




                                 REIMBURSEMENTS

- REIMBURSEMENTS WILL BE MADE TO QUALIFYING EMPLOYEES DURING APRIL/MAY 2001.



- REIMBURSEMENT WILL BE IN THE FORM OF A CHECK SENT TO EMPLOYEES.



                                                                 [CELANESE LOGO]
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                                                         [CELANESE ACETATE LOGO]




                                  REIMBURSEMENT


Example I: $100 investment at $19 a share

         $100 would buy 5.26 shares ($100 divided by $19 = 5.26 shares)

         You would be required to purchase 5 full shares of stock

         Based on the plan, you would need to invest $95

         (5 shares x $19 = $95)



         REIMBURSEMENT WOULD BE $33.25 MINUS APPLICABLE TAXES

                  (35% OF $95 = $33.25)



                                                                 [CELANESE LOGO]
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                                                         [CELANESE ACETATE LOGO]




                                  REIMBURSEMENT


Example II: $100 investment at $15 a share

         $100 would buy 6.66 shares ($100 divided by $15 = 6.66 shares)

         You would be required to purchase 6 full shares of stock

         Based on the plan, you would need to invest $90

         (6 shares x $15 = $90)


         REIMBURSEMENT WOULD BE $31.50 MINUS APPLICABLE TAXES

                  (35% OF $90 = $31.50)


                                                                 [CELANESE LOGO]
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                                                         [CELANESE ACETATE LOGO]




                                  REIMBURSEMENT


Example III: $2000 investment at $18 a share

     $2000 would buy 111.11 shares ($2000 divided by $18 = 111.11 shares)

         You would be required to purchase 111 full shares of stock

         Based on the plan, you would need to invest $1998

                  (111 shares x $18 = $1998)



         REIMBURSEMENT WOULD BE $699.30 MINUS APPLICABLE TAXES

                  (35% OF $1998 = $699.30)



                                                                 [CELANESE LOGO]
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                                                         [CELANESE ACETATE LOGO]




                          PAYROLL DEDUCTION OPTION



- THE COMPANY WILL ADVANCE THE MONEY NEEDED TO PURCHASE STOCK AND RECOVER THIS AMOUNT THROUGH PAYROLL DEDUCTION OVER 30 WEEKS.


                                                                 [CELANESE LOGO]
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                                                         [CELANESE ACETATE LOGO]




                             PAYROLL DEDUCTION OPTION


Example I: $100 investment at $19 a share

        $100 would buy 5.26 shares ($100 divided by $19 = 5.26 shares)

        You would be required to purchase 5 full shares of stock

        Based on the plan, you would need to invest $95 (5 shares x $19 = $95)


        $95 ADVANCE PAID BACK OVER 30 PAY PERIODS WOULD EQUAL $3.17* PER WEEK.

                   29 WEEKS AT $3.17 = $91.93
                     1 WEEK AT $3.07 =   3.07
                                       ------
                                       $95.00



                                                                 [CELANESE LOGO]
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                                                         [CELANESE ACETATE LOGO]




                             PAYROLL DEDUCTION OPTION


Example II: $100 investment at $15 a share

         $100 would buy 6.66 shares ($100 divided by $15 = 6.66 shares)

         You would be required to purchase 6 full shares of stock

         Based on the plan, you would need to invest $90 (6 shares x $15 = $90)



         $90 ADVANCE PAID BACK OVER 30 PAY PERIODS WOULD EQUAL $3.00* PER WEEK.

                           30 WEEKS AT $3.00 = $90.00



                                                                 [CELANESE LOGO]
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                                                         [CELANESE ACETATE LOGO]




                             PAYROLL DEDUCTION OPTION


Example II: $2000 investment at $18 a share

         $2000 would buy 111.11 shares ($2000 divided by $18 = 111.11 shares)

         You would be required to purchase 111 full shares of stock

         Based on the plan, you would need to invest $1998

                           (111 shares x $18 = $1998)


         $1998 ADVANCE PAID BACK OVER 30 PAY PERIODS WOULD EQUAL
         $66.60* PER WEEK.

                           30 WEEKS AT $66.60 = $1998



                                                                 [CELANESE LOGO]
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                                                         [CELANESE ACETATE LOGO]




                         ADVANTAGES OF PARTICIPATING IN
                                     THE SPP

- YOU CAN BE A SHAREHOLDER OF THE COMPANY

- IF YOU CHOOSE TO SELL YOUR SHARES AFTER THE EXPIRATION OF THE HOLDING PERIOD, YOU COULD REALIZE A PROFIT IF THE SHARE EXCEEDS THE INITIAL SHARE PRICE (*THERE COULD BE A DEPRECIATION OF VALUE IF THE STOCK PRICE DECLINES).

- YOU HAVE AN OPPORTUNITY TO PARTICIPATE IN A VALUE ENHANCEMENT OF CELANESE AG SHARES.




                                                                 [CELANESE LOGO]
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                                                         [CELANESE ACETATE LOGO]



                         ADVANTAGES OF PARTICIPATING IN
                                     THE SPP

- EXAMPLE OF VALUE ENHANCEMENT OF STOCK PURCHASE UNDER THE PLAN


         Example I: $100 investment at $19 a share

         $100 would buy 5.26 shares ($100 divided by $19 = 5.26 shares)

         You would be required to purchase 5 full shares of stock

         Based on the plan, you would need to invest $95

                  (5 shares x $19 = $95)

         Reimbursement would be $33.25 minus applicable taxes

                  (35% of $95 = $33.25)

         YOU WOULD RECEIVE 5 SHARES OF STOCK FOR $61.75*

                  ($95-33.25=$61.75*)

*MINUS APPLICABLE TAXES ON THE REIMBURSEMENT



                                                                 [CELANESE LOGO]
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                                                         [CELANESE ACETATE LOGO]


                         ADVANTAGES OF PARTICIPATING IN
                                     THE SPP

- Example of value enhancement of stock purchase under the plan


         Example II : $100 investment at $15 a share

         $100 would buy 6.66 shares ($100 divided by $15 = 6.66 shares)

         You would be required to purchase 6 full shares of stock

         Based on the plan, you would need to invest $90

                  (6 shares x $15 = $90)

         Reimbursement would be $31.50 minus applicable taxes

                  (35% of $90= $31.50)

         YOU WOULD RECEIVE 6 SHARES OF STOCK FOR $58.50*

                  ($90-31.50=$58.50*)

*MINUS APPLICABLE TAXES ON THE REIMBURSEMENT



                                                                 [CELANESE LOGO]
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                                                         [CELANESE ACETATE LOGO]



                         ADVANTAGES OF PARTICIPATING IN
                                     THE SPP

- Example of value enhancement of stock purchase under the plan


      Example III : $2000 investment at $18 a share

      $2000 would buy 111.11 shares ($2000 divided by $18 = 111.11 shares)

      You would be required to purchase 111 full shares of stock

      Based on the plan, you would need to invest $1998

               (111 shares x $18 = $1998)

      Reimbursement would be $699.30 minus applicable taxes

               (35% of $1998 = $699.30)

      YOU WOULD RECEIVE 111 SHARES OF STOCK FOR $1298.70*

               ($2000-699.30=$1298.70*)


*MINUS APPLICABLE TAXES ON THE REIMBURSEMENT


                                                                 [CELANESE LOGO]

                                                         [CELANESE ACETATE LOGO]


                           MORGAN STANLEY DEAN WITTER
                            BROKER AVAILABLE ON SITE

- THE BROKER WILL BE AVAILABLE ON SITE FOR EACH SHIFT (DATES AND TIMES TO BE DETERMINED)

- THE BROKER CANNOT PROVIDE ADVISE AND COUNSEL. THEY WILL ONLY BE ON SITE TO ACCEPT ORDERS TO PURCHASE STOCK.

- YOU WILL BE REQUIRED TO SIGN A PAYROLL DEDUCTION AUTHORIZATION FOR THE COMPANY TO DEDUCT THE INVESTMENT AMOUNT OVER A 30-WEEK PERIOD.

- THE BROKER WILL PURCHASE STOCK ON THE SAME DAY FOR ALL EMPLOYEES CHOOSING TO INVEST.

- THE BROKER WILL PURCHASE THE STOCK IN EACH INDIVIDUAL NAME.

- THE EMPLOYEE WILL RECEIVE A CERTIFICATE OF STOCK AS SOON AS IT BECOMES AVAILABLE.



                                                                 [CELANESE LOGO]
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                                                         [CELANESE ACETATE LOGO]


                             DOCUMENTS INCORPORATED
                                  BY REFERENCE

THE DOCUMENTS INCORPORATED BY REFERENCE IN CELANESE AG'S REGISTRATION STATEMENT ON FORM S-8 REGISTERING CELANESE AG ORDINARY SHARES OFFERED UNDER THE PLAN (WHICH ARE INCORPORATED HEREIN BY REFERENCE), AND ANY DOCUMENTS REQUIRED TO BE DELIVERED PURSUANT TO RULE 428(b) UNDER THE SECURITIES ACT OF 1933 (WHICH INCLUDES FUTURE REPORTS THAT CELANESE WILL BE FILING AS A PUBLIC COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, THE DESCRIPTION OF THE CELANESE ORDINARY SHARES CONTAINED IN A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1999 AND ANY REPORT OR ANY PORTION THEREOF, SUBSEQUENTLY FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION WHICH IS STATED IN SUCH REPORT TO BE INCORPORATED BY REFERENCE INTO THE FORM S-8 COVERING THE
PLAN), ARE AVAILABLE FROM CELANESE AG, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST ADDRESSED TO THE CORPORATE SECRETARY OF CELANESE AG, CELANESE AG, 61476 KRONBERG/TAUNUS, GERMANY, TELEPHONE 011-49-69-305-5070.



                                                                 [CELANESE LOGO]
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                                                         [CELANESE ACETATE LOGO]


                        AVAILABLE INFORMATION


AS A RESULT OF REGISTERING ITS SHARES, CELANESE AG BECAME SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AND FILES REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU MAY EXAMINE THE REPORTS AND OTHER INFORMATION FILED BY CELANESE AG, WITHOUT CHARGE, AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION AT ROOM 1024, 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549, AND AT THE SECURITIES AND EXCHANGE COMMISSION'S REGIONAL OFFICES LOCATED AT SUITE 1400, CITICORP CENTER, 500 WEST MADISON STREET, CHICAGO, ILLINOIS, 60661-2551 AND ROOM 1300, SEVEN WORLD TRADE CENTER. THE COMMISSION ALSO MAINTAINS A WEBSITE (http://www.sec.gov) THAT CONTAINS SUCH REPORTS AND OTHER INFORMATION REGARDING REGISTRANTS, SUCH AS CELANESE, THAT FILE ELECTRONICALLY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                                                 [CELANESE LOGO]